KARL E. REDDIES
                        CERTIFIED PUBLIC ACCOUNTANT
                          660 TAMIAMI TRAIL NORTH
                                   SUITE 1
                              NAPLES, FL 33940
                               (941) 263-8887

                             December 16, 1996

To The Directors:
BAP Acquisiiton Corp.
1051-Fifth Avenue North,
Naples, FL 33940

I have audited the accompanying balance sheet of BAP Acquisition Corp, (a Delaware Corporation) and its subsidiaries as of December 31, 1995 and the related statements of income, retained earnings and cash flow for the year then ended. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my work.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above presents fairly, in all material respects the financial position of BAP Acquisition Corp, and its subsidiaries as of December 31, 1995 and the results of its operation and its cash flows for the year then ended in conformity with general accepted accounting principles.

My audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information of the properties to be acquired is presented for purposes of additional analysis, and is not a required part of the basic financial statements.
Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in my opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Signed

S/S Karl E. Reddies
-------------------------------
Karl E. Reddies, CPA
Naples, Florida